                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Associates First Capital Corporation on Form S-8 (File Nos. 333-09215, 333-12141, 333-12143, 333-12145, 333-12147, 333-12149, 333-12151, 333-12153,
333-19417, 333-22367, 333-22369, 333-24727, and 333-42001) of our report dated
January 20, 1998, on our audits of the consolidated financial statements of Associates First Capital Corporation and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.

Dallas, Texas
February 17, 1998